Exhibit 5.1

Our ref: GFW/RBM/719479.01	Subject to review and amendment
Draft dated 22 May 2017

Imperial Garden & Resort, Inc.

106 Zhouzi Street

4th Floor, 4E Rouhu District

Taipei, Taiwan (Republic of China) 11493

[ ] 2017

Dear Sirs

Imperial Garden & Resort, Inc. (the "Company")

We have acted as counsel as to British Virgin Islands law to the Company to provide this legal opinion in connection with the Company's registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933 (the "SEC Act"), as amended, (Registration No. [*]) (the "Registration Statement") in respect of the proposed initial offering (the "IPO") of the Company's [*] ordinary shares in the Company, par value US$0.01 per share (the "Shares"). Such public offering is being underwritten pursuant to an underwriting agreement (the "Underwriting Agreement") among Yao-The International Development Company, Ltd. and the underwriters named therein. This opinion is given in accordance with the terms of the Legal Matters section of the Form F-1.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the "Registry of Corporate Affairs") on [ ] 2017[1], including the Company's Certificate of Incorporation and its Memorandum and Articles of Association (the "Memorandum and Articles").

1.2	The records of proceedings on file with and available for inspection on [ ] 2017[2] at the British Virgin Islands High Court Registry (the "High Court Registry").

1.3	The written resolutions of the board of directors of the Company dated [ ] 2017 (the "Resolutions").

1 This will be the date of issue of our opinion

2 This will be the date of issue of our opinion

1.4	A Certificate of Good Standing issued by the Registrar of Corporate Affairs in the British Virgin Islands (the "Certificate of Good Standing").

1.5	A Certificate of Incumbency dated [ ] 2017, issued by Maples Corporate Services (BVI) Limited, the Company's registered agent which exhibits a copy of the register of directors and register of members of the Company (the "Registered Agent's Certificate").

1.6	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter. In giving the following opinions we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Registered Agent's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	There is no contractual or other prohibition or restriction (other than as arising under British Virgin Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Underwriting Agreement or and the Registration Statement.

2.4	The Company has not entered into any charges over any of its property or assets other than those entered in the register of charges, or contemplated by the Underwriting Agreement and the Registration Statement.

2.5	That all public records of the Company which we have examined are accurate and that the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs and the High Court Registry is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

2.6	The minute book and corporate records of the Company as maintained at its registered office in the British Virgin Islands and on which the Registered Agent's Certificate were prepared are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Members and directors (or any committee thereof) (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings, or passed by written resolution or consent, as the case may be.

2.7	No invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any of the Shares.

2.8	No monies paid to or for the account of any party under the Underwriting Agreement and the Registration Statement represent or will represent proceeds of criminal conduct (as defined in the Proceeds of Criminal Conduct Act, 1997).

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2.9	The Company will receive money or money's worth in consideration for the issue of the Shares, and none of the Shares were or will be issued for less than par value.

2.10	There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below.

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company is a company limited by shares incorporated with limited liability under the BVI Business Companies Act (as amended) (the "BC Act"), is in good standing at the Registry of Corporate Affairs, is validly existing under the laws of the British Virgin Islands and possesses the capacity to sue and be sued in its own name.

3.2	The issue of the Shares by the Company as contemplated by the Registration Statement has been authorised, and when issued and paid for in the manner described in the Underwriting Agreement and the Registration Statement and in accordance with the Resolutions, such Shares will be legally issued, fully paid and non-assessable. As a matter of British Virgin Islands law, a share is only issued when it has been entered in the register of members of the Company.

3.3	The authorised shares of the Company are 200,000,000 shares of one class of US$0.01 par value each.

3.4	The statements under the caption "Taxation" in the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects and that such statements, to the extent they are statements of legal conclusions, constitute our opinion.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registry of Corporate Affairs.

4.2	Under section 42 of the Act, the entry of the name of a person in the register of members of a company as a holder of a share in a company is prima facie evidence that legal title in the share vests in that person. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of inaccuracy or omission).

4.3	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.4	In this opinion, the phrase "non-assessable" means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the SEC Act or the rules and regulations of the Commission thereunder.

This opinion is addressed to you and may be relied upon by you, your counsel and purchasers of Shares pursuant to the Registration Statement. This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Maples and Calder

Maples and Calder

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